UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  August 31, 2010

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Decoupling proceeding

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Electric utility” under “Decoupling proceeding”, which is incorporated herein by reference to page 64 of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

On August 31, 2010, the Public Utilities Commission of the State of Hawaii (PUC) issued a Final Decision and Order (D&O) in the proceeding which approves a decoupling mechanism and provides implementation details for the mechanism. The approved decoupling mechanism largely mirrors the proposed Final D&O submitted by the utilities and the Consumer Advocate in March 2010. In approving the decoupling mechanism, the PUC stated decoupling is the right regulatory model to move Hawaii toward a clean energy future, while protecting the financial health of the electric utilities. The order also noted that decoupling helps reduce or eliminate regulatory lag, thereby allowing the utilities more timely cost recovery, which facilitates their ability to fulfill Hawaii’s statutorily-mandated energy policy objectives.

The approved decoupling mechanism has the following components:  (1) decouple electric revenues from kilowatthour usage and allow a periodic true-up of electric revenues through a revenue balancing account; (2) provide an annual adjustment to electric revenues to account for indexed changes in expenses through a revenue adjustment mechanism; (3) provide an annual revenue adjustment mechanism to account for capital additions during the year and (4) allow for an earnings sharing revenue credit and major and baseline capital projects credit for customers as part of the revenue adjustment mechanism.

The PUC order suggests that the currently allowed rate of return for each utility may be adjusted to reflect a lower risk profile under the decoupling mechanism and that decoupling will be implemented prospectively for each utility when an interim or final D&O in the utilities’ pending rate cases is issued by the PUC and reflects a reduced rate of return due to decoupling. Management cannot predict when the PUC will issue interim or final D&Os in the pending rate cases nor can it predict the rate of return that will be determined by the PUC for each utility.

HEI and HECO intend to continue to use HEI’s website, http://www.hei.com/, as a means of disclosing material and other important information and for complying with its disclosure obligations under SEC Regulation FD. Such disclosures will be included on HEI’s website under the headings “News & Events” and “Financial Information” in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and ASB’s press releases, SEC filings and public conference calls and webcasts. Investors should also refer to the PUC website at http://dms.puc.hawaii.gov/dms/ in order to review documents filed with and issued by the PUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Senior Financial Vice President, Treasurer, and Chief Financial Officer	Senior Vice President and Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: September 2, 2010	Date: September 2, 2010